Exhibit 99.1

FOR IMMEDIATE RELEASE
Nephros Completes $5 Million Private Placement

-Company to Use Proceeds for Product Development, Marketing and Working Capital-

New York, N.Y. - Nephros, Inc. (AMEX:NEP) today announced that the Company has entered into subscription agreements with several investors for the sale of an aggregate of $5 million principal amount of 6% Secured Convertible Notes due 2012, for the face value thereof. Principal and accrued interest on these Notes will be convertible at any time at each holder’s option into shares of Nephros common stock at an initial conversion price of $2.10. Further details regarding this financing transaction can be found in a Current Report on Form 8-K that Nephros is filing with the Securities and Exchange Commission.

“Nephros is pleased to be consummating this transaction, which will generate $5 million of gross proceeds. In keeping with our mission, the funds will support product development and marketing, and provide working capital as we continue to pursue regulatory approvals, bring our ESRD therapy products to market, and embark on commercializing our water filtration technology,” stated Norman Barta, Nephros’s CEO.

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. Nephros also markets filtration products complimentary to its core ESRD therapy business. ESRD is a disease state characterized by the irreversible loss of kidney function.

Nephros believes that its products are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis related amyloidosis, carpal tunnel syndrome, degenerative bone disease and ultimately, to mortality in the ESRD patient.

Using the company’s dual stage filter architecture, Nephros has developed a new proprietary water filtration device that is designed to remove a broad range of bacteria, viral agents and toxic substances, including salmonella, hepatitis, HIV, Ebola virus, ricin toxin, legionella, fungi and e-coli. Nephros received its first order for a water filter product from a major New York City hospital in January 2006.

Forward Looking Statements

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iii) Nephros’s technology and products may not be accepted in current or future target markets, which could lead to the failure to achieve market penetration of Nephros’s products; (iv) Nephros may not be able to sell its ESRD or water filtration products at competitive prices or profitably; and (v) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’s filings with the Securities and Exchange Commission, including Nephros’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2005. Investors and security holders are urged to read those documents free of charge on the SEC’s web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Norman Barta, CEO
Nephros, Inc.
Tel: 212-781-5113